UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: October 27, 2008
(Date of earliest event reported)

Oragenics, Inc
(Exact name of registrant as specified in its charter)

FL	001-38122	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13700 Progress Blvd	32615
(Address of principal executive offices)	(Zip Code)

386-418-4018
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On October 27, 2008, the Company received notice from NYSE Alternext US LLC (formerly known as the American Stock Exchange* hereinafter the “Exchange” or “Alternext US”) confirming the Exchange's intention to proceed with the filing of an application with the Securities and Exchange Commission ("SEC") to delist the common stock of the Company from the Exchange.

The notice from the Exchange indicates that the Staff of the Exchange has determined that the Company does not meet the continued listing standards under the Alternext US Company Guide: Section 1003(a)(ii) in that the Company's stockholders' equity is less than $4 million and it has sustained losses in three of its four most recent fiscal years.

On October 31, 2008, the Company filed a request to appeal the Exchange’s determination and requested a hearing before a panel of the Exchange. As of the date hereof, no date has been set for such hearing, but the hearing is expected to be held within 45 days. During this period, the Company’s common stock will continue to be listed on the Exchange pending the outcome of the appeal. The Company is currently working on a plan of compliance which it will present at the hearing and which, if accepted by the panel, would allow the Company to continue its listing. However, there can be no assurance that the Company's request for continued listing will ultimately be granted.

Alternext US had previously notified the Company of its failure to meet the continued listing requirements. Based upon the Company’s revised plan to achieve compliance, Alternext US provided the Company until October 27, 2008 to regain compliance with its listing requirements. The Exchange’s decision to delist our common stock from Alternext US was due to our inability to meet the continued listing requirement by the expiration of the October 27, 2008 plan compliance period.

* The American Stock Exchange was acquired by NYSE Euronext on October 1, 2008, and its name was changed to NYSE Alternext US LLC.

A copy of the press release announcing the notification from Alternext US is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference except as to the references to our websites and further information being available on our websites, as we do not intend the information on our websites to be a part of this Form 8-K.

Item 9.01 FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

Number	Description
99.1	Press release issue October 31, 2008 as to Alternext US notice

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 31st day of October, 2008.

ORAGENICS, INC.

By:	/s/ David B. Hirsch
David B. Hirsch
Chief Financial Officer